UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2021

GAN Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-39274	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Spectrum Center Drive, Suite 1900 Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (702) 964-5777

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value	GAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 17, 2021, Donald Ryan, age 53 was promoted to the office of President, Enterprise Solutions, where he will assume primary responsibility for managing GAN’s global B2B operating segment. Mr. Ryan previously served as Chief Operating Officer since joining GAN in April 2020. Prior to joining GAN, Mr. Ryan served as the Chief Executive Officer for Sports Information Group LLC from April 2018 to December 2019, the Senior Vice President of Gaming Development for Greenwood Gaming & Entertainment Inc. from April 2015 to April 2018, and the Senior Vice President of Gaming for Betfair Interactive US LLC from March 2014 to April 2015. Mr. Ryan has extensive experience in online and mobile consumer products and services (with a particular focus on gaming and gambling), leveraging a range of business models including regulated transactions, affiliate partnerships, online subscriptions, e-commerce, white-label distribution, online advertising, virtual currencies and micro-transactions. Mr. Ryan holds a Bachelor of Science, Electrical Engineering from the University of Alaska Fairbanks and an MBA from Northwestern University – Kellogg School of Management.

In connection with his promotion, the Company entered into an Amended and Restated Executive Employment Agreement with Mr. Ryan, which provides for an annual base salary of $400,000 and a target bonus opportunity equal to 100% of his salary, based 50% on GAN’s performance, with such performance goals to be set annually by the Compensation Committee, and 50% upon Mr. Ryan meeting certain specific performance objectives to be defined by the Chief Executive Officer in consultation with the Compensation Committee; provided that Mr. Ryan will be deemed to have earned his target bonus so long as he (a) remains employed by GAN through the relevant annual period, (b) does not voluntarily terminate his employment (other than for Good Reason) prior to the payment of the target bonus, and (c) is materially in compliance with the Amended and Restated Executive Employment Agreement. The target bonus for 2021 may be paid 65% in cash and 35% in vested restricted stock units (“RSUs”). To the extent that Mr. Ryan elects, he can receive a greater portion of his target bonus in vested RSUs, payable at a ratio of 150% of the cash value forsaken. The target bonus for 2022 may be paid 50% in cash and 50% in vested RSUs. Additionally, Mr. Ryan shall be eligible to receive an annual equity award in an amount and on the terms and conditions established by the Compensation Committee. For 2022, Mr. Ryan will be issued an equity award of RSUs in the first quarter of 2022, with a value equal to 150% of his annual salary with such RSUs settling annually over four years.

Mr. Ryan’s employment is at-will, provided that in the event GAN terminates his employment without Cause or Mr. Ryan terminates his employment with Good Reason (each as defined in the Amended and Restated Executive Employment Agreement), Mr. Ryan shall be entitled to receive cash severance in an amount equal to one times the sum of his then-current base salary and target bonus, (c) a pro rata portion of the target bonus for the year in which the termination occurs, (d) pro-rated acceleration of vesting on outstanding equity awards, and (e) an amount equal to COBRA premiums for a period of 12 months. In the event of a Change in Control (as defined in the Amended and Restated Executive Employment Agreement), GAN will pay to Mr. Ryan, a cash transaction bonus in an amount equal to one times his then current base salary. Additionally, if Mr. Ryan’s employment is terminated without Cause or for Good Reason during the period three months before or two years after a Change in Control, then Mr. Ryan shall be entitled to receive (a) cash severance in an amount equal to one and one-half times the sum of his then current base salary and target bonus, (b) a pro-rata portion of the target bonus for the year in which the termination occurs, (c) acceleration of vesting on all of his outstanding equity awards, and (d) an amount equal to COBRA premiums for a period of 18 months. A copy of Mr. Ryan’s Amended and Restated Executive Employment Agreement is filed as Exhibit 10.1 hereto, and incorporated by reference into this report.

On December 19, 2021, Sylvia Tiscareño, age 45, was appointed to the position of Chief Legal Officer. Ms. Tiscareño succeeds Michael Arouh, whose employment with GAN was terminated on December 9, 2021. From 2015 to 2021 Ms. Tiscareño served as General Counsel at William Hill US, Inc. Prior to that, she was Assistant General Counsel at Aristocrat Technologies, Inc. from 2008 to 2015. Prior to that, she served as Corporate Counsel for JKG Development and as an Associate Attorney at Cooksey, Toolen, Gage, Duffy & Wong. Ms. Tiscareño holds a Bachelor of Arts, Sociology from the University of Nevada-Las Vegas and a Juris Doctorate from Capital University Law School. Ms. Tiscareño brings substantial experience as general counsel and business advisor in the technology, sports and online gaming industries.

In connection with her appointment, GAN entered into an Executive Employment Agreement with Ms. Tiscareño, which provides for an annual base salary of $350,000 (increasing to $400,000 effective April 1, 2022) and a target bonus opportunity equal to 100% of her salary, based 50% on GAN’s performance, with such performance goals to be set annually by the Compensation Committee, and 50% upon Ms. Tiscareño meeting certain specific performance objectives to be defined by the Chief Executive Officer in consultation with the Compensation Committee; provided that Ms. Tiscareño will be deemed to have earned her target bonus so long as she (a) remains employed by GAN through the relevant annual period, (b) does not voluntarily terminate her employment (other than for Good Reason) prior to the payment of the target bonus, and (c) is materially in compliance with the Executive Employment Agreement. The target bonus may be paid 50% in cash and 50% in vested RSUs. Additionally, Ms. Tiscareño shall be eligible to receive an annual equity award in an amount and on the terms and conditions established by the Compensation Committee. For 2021, Ms. Tiscareño will receive an award of 20,000 Restricted Stock Units which will settle on December 31, 2022. For 2022, Ms. Tiscareño will be issued an equity award of RSUs in the first quarter of 2022, with a value equal to 150% of her annual salary with such RSUs settling annually over four years.

Ms. Tiscareño’s employment is at-will, provided that in the event GAN terminates her employment without Cause or Ms. Tiscareño terminates her employment with Good Reason (each as defined in the Executive Employment Agreement), Mr. Ryan shall be entitled to receive cash severance in an amount equal to (a) one times the sum of her then-current base salary and target bonus, (b) a pro rata portion of the Target Bonus for the year in which the termination occurs, (c) pro-rated acceleration of vesting on outstanding equity awards, and (d) an amount equal to COBRA premiums for a period of 12 months. In the event of a Change in Control (as defined in the Amended and Restated Executive Employment Agreement), GAN will pay to Ms. Tiscareño, a cash transaction bonus in an amount equal to one times his then current base salary. Additionally, if Ms. Tiscareño’s employment is terminated without Cause or for Good Reason during the period three months before or two years after a Change in Control, then Ms. Tiscareño shall be entitled to receive (a) cash severance in an amount equal to one and one-half times the sum of her then current base salary and target bonus, (b) a pro-rata portion of the target bonus for the year in which the termination occurs, (c) acceleration of vesting on all of her outstanding equity awards, and (d) an amount equal to COBRA premiums for a period of 18 months. A copy of Ms. Tiscareño’s Executive Employment Agreement is filed as Exhibit 10.2 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Executive Employment Agreement, between the Company and Donald Ryan, effective as of December 17, 2021.
10.2	Executive Employment Agreement, between the Company and Sylvia Tiscareño, dated December 19, 2021.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAN Limited

Date: December 22, 2021	By:	/s/ Dermot S. Smurfit
	Name:	Dermot S. Smurfit
	Title:	Chief Executive Officer

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